Exhibit 4.1

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Up to 785,000,000 Shares of Common Stock

DEALER MANAGER AGREEMENT

                    , 2003

Wells Investment Securities, Inc.

6200 The Corners Parkway

Suite 250

Norcross, Georgia 30092

Ladies and Gentlemen:

Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), has registered for public sale 785,000,000 shares of its common stock, $.01 par value per share, (the “Shares”), of which 185,000,000 are intended to be offered pursuant to the Company’s dividend reinvestment plan. The Company desires for Wells Investment Securities, Inc. (the “Dealer Manager”) to act as its agent in connection with the offer and sale of the Shares to the public (the “Offering”). Except as described in the Prospectus or in section 5.4 hereof, the Shares are to be sold for a per Share cash price as follows:

	Public Shares	DRP Shares
Undiscounted	$10.00	$9.55
BD Channel Full Discount	$9.30	$9.55
Registered Investment Advisor Channel	$9.20	$9.55

In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:

1.	Representations and Warranties of the Company. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A (said dealers being hereinafter referred to as the “Dealers”) that:

1.1.

The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (Registration No. 333-107066) which has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder. Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company shall file a prospectus pursuant to Rule 424(b) under the Securities Act that differs from the Prospectus, the term “Prospectus” shall mean the prospectus filed pursuant to Rule 424(b). The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the Registration Statement.

1.2.	On the date that any Preliminary Prospectus was filed with the SEC, on the Effective Date, on the date of the Prospectus, on the date the Minimum Offering (as hereinafter defined) is obtained and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement, each Preliminary Prospectus and the Prospectus, as amended or supplemented, if applicable, including the financial statements contained therein, complied or will comply with the Securities Act and the Rules and Regulations. On the Effective Date, the Registration Statement and any such amendment did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, and on the date the Minimum Offering is obtained, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.2 will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.3.	No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.4.	The Company has not distributed any offering material in connection with the offering or sale of the Shares, other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

1.5.	The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.6.	The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Company has duly authorized, executed and delivered this Agreement.

1.7.	The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.8.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the securities laws of certain states, if any, which we have identified to you.

1.9.	The Shares have been duly authorized and, upon payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

1.10.	The common stock of the Company is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

2.	Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:

2.1.	The Dealer Manager is a member of the National Association of Securities Dealers, Inc. (the “NASD”) in good standing and a broker-dealer registered as such under the Exchange Act and under the securities laws of the states in which the Shares are to be offered and sold. The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

2.2.	The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.

2.3.	The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

2.4.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement.

2.5.	The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

3.1.	It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

3.2.	It will furnish such information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

3.3.

It will: (a) furnish copies of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager; (b) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the

Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager and will use its best efforts to obtain the lifting of such order or to prevent such other action at the earliest possible time.

3.4.	If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission.

3.5.	It will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder as from time to time in effect, and by all state securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

3.6.	It will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offering, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the review of the terms and fairness of the Offering by the NASD; (e) the fees and expenses related to the qualification of the Shares under securities laws in accordance with the provisions of Section 3.2 hereof, including the fees and disbursements of counsel in connection with the preparation of the Blue Sky Survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, (g) the fees and expenses of any registrar, transfer agent or paying agent in connection with the Shares and (h) the costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company, and travel and lodging expenses of the representatives of the Company and any such consultants.

4.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:

4.1.	In connection with the offer and sale of the Shares, the Dealer Manager will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder or other federal regulations applicable to the Offering, the sale of Shares or its activities, as from time to time in effect, by all applicable state securities laws and regulations and by this Agreement, including the obligation to deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus as required by the Securities Act of 1933. The Dealer Manager will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

4.2.	The Dealer Manager will make no representations concerning the Offering except as set forth in the Prospectus, as amended or supplemented from time to time.

4.3.	The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable state securities laws.

5.	Obligations and Compensation of Dealer Manager.

5.1.	The Company hereby appoints the Dealer Manager as its agent and principal distributor during the Offering Period (as hereinafter defined) for the purpose of finding, on a best efforts basis, purchasers for the Shares for cash through the Dealers, all of whom shall be members of the NASD. The Dealer Manager may also arrange for the sale of Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to find purchasers for the Shares on said terms and conditions, commencing as soon as practicable.

5.2.	The Dealer Manager agrees to be bound by the terms of the Escrow Agreement dated , 2003 among SouthTrust Bank as escrow agent, the Dealer Manager and the Company, a copy of which is attached hereto as Exhibit B.

5.3.

The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the date the registration was filed with the SEC, during which period offers and sales of the Shares shall occur continuously unless and until the Offering is terminated as provided in Section 11 hereof, except that the Dealer Manager and the Dealers shall suspend or terminate offering of the Shares upon request of the Company at any time and shall resume offering the Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

5.4.	Except as provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions plus a dealer manager fee as follows:

	Public Shares	DRP Shares
Selling Commissions
Undiscounted	7.00%	5.00%
BD Channel Full Discount	0.00%	0.00%
Registered Investment Advisor Channel	0.00%	0.00%

Dealer Manager Fee
Undiscounted	2.50%	0.00%
BD Channel Full Discount	2.50%	0.00%
Registered Investment Advisor Channel	1.50%	0.00%

Provided, however, that reduced selling commissions will be paid to the Dealer Manager and reduced per share selling prices shall be recovered on large transactions in accordance with the following table:

Shares purchased in the transaction		Commission Rate	Price per share
—	50,000	7.0%	$10.00
50,001	100,000	6.0%	$9.90
100,001	200,000	5.0%	$9.80
200,001	300,000	4.0%	$9.70
300,001	400,000	3.0%	$9.60
400,001	500,000	2.0%	$9.50
500,001	And up	1.0%	$9.40

The discounts noted in the above table will be applied on a transaction-by-transaction basis and in a progressive fashion. By way of example, an investment transaction of $750,000 would pay 7% commission on the first $500,000, which would purchase 50,000 shares, and then 6% on the remaining $250,000, which would purchase 25,252 shares ($250,000 divided by $9.90 per share).

The Company will also reimburse the Dealer Manager for its reimbursement of the bona fide due diligence expenses of the Dealers in the amount of up to 0.5% of the gross offering proceeds attributable to such Dealer. Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 5.4 unless or until 250,000 Shares have been sold in the Offering (the “Minimum Offering”). Until the Minimum Offering is

obtained, investments will be held in escrow and, if the Minimum Offering is not obtained, will be returned to the investors in accordance with the Prospectus. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

5.5.	The Dealer Manager will not represent or imply that SouthTrust Bank, as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of investment in the Company or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

6.	Indemnification.

6.1.

The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Dealer or Dealer Manager, its officers and directors and each such controlling person, for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors and each such controlling person, in connection with investigating or defending such loss, claim, damage, liability or action. Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the loss, claim, damage, liability, expense or action. Notwithstanding foregoing, the Company shall not indemnify or hold harmless the Dealer Manager, its officers and directors and each person, if any, who controls such Dealer Manager within the meaning of Section 15 of the Securities Act for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and (c) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

6.2.

The Dealer Manager will indemnify and hold harmless the Company, each director of the Company (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in the case of each of clauses (a)-(c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability, expense or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

6.3.

Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or other person, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of clauses (a)-(c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such Preliminary Prospectus or the

Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise. Each such Dealer will reimburse the Company and the Dealer Manager and each such director or other person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

6.4.	Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

6.5.	The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

6.6.	If the indemnity agreements contained in this Section 6 are for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, claims, damages, liabilities and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Manager or Dealer on the other hand from the offering of the Shares in question or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company on the one hand and of the Dealer Manager or Dealer on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Dealer Manager or Dealer on the other hand in connection with the offering of the Shares in question shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares in question (before deducting expenses) received by the Company and the total selling commission and any dealer manager fee actually received by the Dealer Manager or Dealer, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares in question as set forth on such cover. The relative fault of the Company on the one hand and the Dealer Manager or Dealer on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Manager or Dealer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. It is understood that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6.6. The aggregate amount of losses, claims, damages, liabilities and expenses incurred by an indemnified party and referred to above in this Section 6.6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 6.6, the Dealer Manager or Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares in question sold by it exceeds the amount of any damages which such Dealer Manager or Dealer has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 6.6, each director of the Company, each other person who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company, and each person, if any, who controls the Dealer Manager or any Dealer within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Dealer Manager or Dealer.

7.	Survival of Provisions. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

8.	Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Georgia; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

9.	Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.	Successors and Amendment.

10.1.	This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

10.2.	This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

11.	Term. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice.

12.	Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and the NASD and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

13.	Suitability of Investors. The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

14.	Submission of Orders.

14.1.	Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Wells Real Estate Investment Trust II, Inc.” The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 14.

14.2.	Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted to the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit either to the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company.

14.3.	Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Offices”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks to the Dealer Manager for deposit either to the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company.

14.4.	Where the Dealer Manager is involved in the distribution process, checks will be transmitted by the Dealer Manager for deposit either to the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company as soon as practicable but in any event by the end of the second business day following receipt by the Dealer Manager. Checks of rejected potential investors will be promptly returned to such potential investors.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:
Leo F. Wells, III
President

Accepted and agreed as of the

date first above written.

WELLS INVESTMENT SECURITIES, INC.

By:
Philip M. Taylor
President

EXHIBIT A

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Up to 600,000,000 Shares of Common Stock

SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Wells Investment Securities, Inc., as the dealer manager (“Dealer Manager”) for Wells Real Estate Investment Trust II, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement.

I. Dealer Manager Agreement

The Dealer Manager and the Company have entered into that certain Dealer Manager Agreement dated                     , 2003, in the form attached hereto as Exhibit “A.” By your acceptance of this Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including specifically the provisions of such Dealer Manager Agreement (Section 6.3) wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended. The Shares are offered solely through broker-dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”).

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).

II. Submission of Orders

Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “Wells Real Estate Investment Trust II, Inc.” Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit either to an escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company.

Where, pursuant to the Dealer’s internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to either an escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company.

III. Pricing

Except as described in the Prospectus or with respect to volume discounts as described below, the Shares are to be sold for a per Share cash price as follows:

	Public Shares	DRP Shares
Undiscounted	$10.00	$9.55
BD Channel Full Discount	$9.30	$9.55
Registered Investment Advisor Channel	$9.20	$9.55

The Shares shall be sold at a reduced price as follows:

Shares purchased in the transaction		Price per share
—	50,000	$10.00
50,001	100,000	$9.90
100,001	200,000	$9.80
200,001	300,000	$9.70
300,001	400,000	$9.60
400,001	500,000	$9.50
500,001	And up	$9.40

The discounts noted in the above table will be applied on a transaction-by-transaction basis and in a progressive fashion. By way of example, an investment transaction of $750,000 would purchase 50,000 shares with the first $500,000 and 25,252 with the remaining $250,000 ($250,000 divided by $9.90 per share).

Dealer hereby agrees to place any order for the purchase prices set forth above.

IV. Dealers’ Commissions

Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Dealer’s selling commission applicable to the total public offering price of Shares sold by Dealer which it is authorized to sell hereunder is as follows:

	Public Shares	DRP Shares
Selling Commissions
Undiscounted	7.00%	5.00%
BD Channel Full Discount	0.00%	0.00%
Registered Investment Advisor Channel	0.00%	0.00%

The preceding commissions shall be adjusted for sales under the volume discount program as discussed above as follows:

Shares purchased in the transaction		Commission Rate
—	50,000	7.0%
50,001	100,000	6.0%
100,001	200,000	5.0%
200,001	300,000	4.0%
300,001	400,000	3.0%
400,001	500,000	2.0%
500,001	And up	1.0%

The above selling commissions shall be based on the gross proceeds of Shares sold by such Dealer and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow a portion of the dealer manager fee earned on the proceeds raised by a Dealer. This reallowance would be in the form of a marketing fee and may also include a reimbursement of certain of a Dealer’s distribution-related costs, such as the costs and expenses of attending educational conferences sponsored by the Dealer Manager and direct attendance fees the Company may pay for employees of the Dealer Manager or its affiliates to attend a seminar sponsored by a Dealer. That portion of the reallowance constituting a marketing fee to a Dealer shall not exceed 1.5% of the gross sales of such Dealer and, in the aggregate, the entire dealer manager fee reallowance to all Dealers shall not exceed 1.5% of gross offering proceeds. The Dealer Manager may also reimburse bona fide due diligence expenses of a Dealer in an amount up to 0.5% of the gross offering proceeds attributable to such Dealer.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

V. Payment

Payments of selling commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.

VI. Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by an Investment Application Signature Page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

VII. Prospectus and Supplemental Information

Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and supplemental information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus as required by the Securities Act of 1933. The Dealer agrees that it will not send or give any supplements thereto and any amended Prospectus to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings that have not been previously approved by the Dealer Manager. Each Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised Preliminary Prospectus to each person to whom it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Securities Exchange Act of 1934. On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934.

VIII. License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager hereby agrees to abide by the Rules of Fair Practice of the NASD and to comply with Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules.

IX. Anti-Money Laundering Compliance Programs

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with proposed NASD Rule 3011 and Section 352 of the Money Laundering Abatement Act reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

X. Limitation of Offer

Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Dealer will comply with the provisions of the Rules of Fair Practice set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

XI. Termination

Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice.

XII. Privacy Laws

The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:

A. Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

B. Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

C. Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIII. Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, and to Dealer when mailed to the address specified by Dealer herein.

XIV. Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Georgia and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

THE DEALER MANAGER:

WELLS INVESTMENT SECURITIES, INC.
Attest:

By:	By:
Name:	Philip M. Taylor President
Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Dealer:

Name:

Type of entity:
(to be completed by Dealer) (corporation, partnership or proprietorship)

Organized in the State of:
(to be completed by Dealer) (State)

Licensed as broker-dealer in the following
States:
(to be completed by Dealer)

Tax I.D. #:

2. Person to receive notice pursuant to Section XI.

Name:

Company:

Address:

City, State and Zip Code:

Telephone No.:(____)

Telefax No.:(____)

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:
Signature

Title: